UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 30, 2021

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Silver City Road, PO Box 432,
Eureka, UT	84628
(Address of principal executive offices)	(Zip Code)

(212) 226-4256
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
 General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Shareholders was held on December 30, 2021. Holders of 204,736,762 shares were eligible to vote of which 130,397,089 shares were voted. The following sets forth the items voted on and the results.

PROPOSAL 1: ELECTION OF DIRECTORS
	FOR	WITHHELD
MARIO CONCHA	62,902,719	13,279,596
JOHN LEVY	55,228,513	20,953,802
ROBERT BETZ	55,692,150	20,490,165
GEOFFREY SCOTT	63,205,219	12,977,096
CHRISTOPHER CARNEY	63,577,558	12,604,757

There were 54,214,774 broker non-votes with respect to each individual elected as a director.

Each of the nominees was duly elected.

PROPOSAL 2: ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
58,641,971	13,151,680	4,388,664	54,214,774

PROPOSAL 2 was approved.

PROPOSAL 3: RATIFY MALONEBAILEY, LLP AS INDEPENDENT REGISTERED PUBLIC ACCTOUNTANT

FOR	AGAINST	ABSTAIN
125,683,844	4,547,404	165,841

PROPOSAL 3 was approved.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	December 31, 2021	/s/ CHRISTOPHER T. CARNEY
By: Christopher T. Carney
President and Chief Executive Officer